SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – July 9, 2007

THE BANK OF NEW YORK MELLON CORPORATION

(Exact name of registrant as specified in charter)

Delaware	000-52710	56-2643194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Wall Street New York, New York	10286
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code – (212) 495-1784

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On July 9, 2007, the Human Resources and Compensation Committee (the “HRC Committee”) of The Bank of New York Mellon Corporation (the “Corporation”) approved grants to certain executive officers of the Corporation (each an “Executive”), to be made effective on July 23, 2007. The grants include (1) team equity incentive awards, in the form of restricted stock and restricted share units, to several Executives; (2) a special stock option award to one of the Executives; and (3) replacement equity awards, in the form of restricted share units and stock options, to several Executives. The exercise price of all the stock options will be the closing price of the Corporation’s common stock on the New York Stock Exchange on July 23, 2007, the date of the grants.

The Corporation and its predecessor companies had previously disclosed their intention to make the team equity incentive awards and the special stock option grant. They reflect recommendations made by The Bank of New York, Inc. (“BNY”) and Mellon Financial Corporation (“MFC”) for adoption by the HRC Committee at its first meeting after the closing of the merger (the “Merger”) of BNY and MFC with and into the Corporation, as described in the joint proxy statement/prospectus dated April 17, 2007 (the “joint proxy statement”) that was mailed to BNY and MFC shareholders in connection with the special meetings held on May 24, 2007 to approve the Merger. The amounts of the team equity incentive award and the special stock option award are consistent with the proposed amounts as described in the joint proxy statement.

MFC and BNY agreed to recommend to the HRC Committee the team equity incentive awards and the special stock option award to retain key executives and create incentives for them to collaborate to increase the value of the Corporation. MFC and BNY recommended the team equity incentive awards and the special stock option award in connection with the provisions of the merger agreement that authorized the creation of severance and other compensation and benefit arrangements for members of the Corporation’s executive management team. In addition, as discussed in the joint proxy statement, MFC agreed to recommend the team equity incentive awards and special stock option award at the time the Executives who were formerly executive officers of MFC entered into amendments to their change in control severance agreements and employment letters or agreements, waiving certain rights. The amendments to the change in control severance agreements and employment letters or agreements and the agreements by MFC in connection with such amendments were also described in the Current Reports on Form 8-K dated December 29, 2006 and January 30, 2007 filed by MFC with the Securities and Exchange Commission. Certain other former executive officers of MFC and BNY who are executive officers of the Corporation but are not named in this Current Report on Form 8-K were also awarded team equity incentive awards, as recommended by MFC and BNY and as described in the joint proxy statement.

The replacement equity awards replace certain long-term incentive grants previously awarded to the Executives by BNY and MFC, which were either terminated in accordance with their original terms due to the Merger or which could not be earned pursuant to their original terms due to the truncation of performance periods for the individual corporations as a result of the Merger. Certain other executive officers of the Corporation not named in this Current Report on Form 8-K were also awarded replacement equity awards for the reasons cited above.

Team Equity Incentive Awards

Consistent with the recommendations of BNY and MFC described above, the Corporation has agreed to grant team equity incentive awards to Thomas P. Gibbons, Senior Executive Vice President; Bruce W. Van Saun, Vice Chairman and Chief Financial Officer; Donald R. Monks, Vice Chairman; Brian G. Rogan, Senior Executive Vice President; David F. Lamere, Vice Chairman; and Ronald P. O’Hanley, Vice Chairman. The team equity incentive awards, which are in the form of restricted stock and restricted share units, will be effective July 23, 2007 and will vest on the third anniversary of the closing of the Merger (July 1, 2010) or, if earlier, upon an Executive’s termination of employment by reason of death, disability, resignation for good reason or termination other than for cause. The team equity incentive awards are also subject to conditions relating to non-solicitation of employees and customers following a termination of employment and require advance notice to the Corporation of any voluntary termination of employment that would occur within a specified period surrounding July 1, 2010, and any failure to comply with such conditions would require repayment of the award to the Corporation.

Team equity incentive awards in the form of restricted share units will be granted to Messrs. Gibbons, Van Saun, Monks, and Rogan in the amount of $3,750,000; $4,250,000; $4,000,000; and $3,750,000, respectively. The restrictions on the awards to Messrs. Gibbons, Van Saun, Monks and Rogan will lapse upon a change in control and, in the case of Messrs. Gibbons and Van Saun, the restrictions will also lapse on a pro-rata basis if they exercise certain special termination rights under their Transition Agreements with BNY, which were assumed by the Corporation as a result of the Merger. Team equity incentive awards in the form of restricted stock will be granted to Messrs. Lamere and O’Hanley in the amount of $3,750,000 and $7,575,000, respectively. The restrictions on restricted stock will lapse on a pro-rata basis if they remain employed until July 1, 2008 and have attained at least age 55 upon termination. The actual number of shares of restricted stock or restricted share units, as the case may be, will be determined based upon the fair market value of the Corporation’s stock on July 23, 2007. As noted above, the amounts of the team equity incentive awards are consistent with the proposed amounts as described in the joint proxy statement.

Special Stock Option Award

Consistent with the recommendation of MFC described above, the Corporation has also agreed to grant a special stock option award to Steven G. Elliott, Senior Vice Chairman, on 470,000 shares of the Corporation’s common stock, to be granted on July 23, 2007 with an exercise price equal to the closing price of the Corporation’s common stock on the New York Stock Exchange on that date. This special stock option award will vest ratably over three years from the date of grant, subject to earlier vesting in the event of a termination of Mr. Elliott’s employment by the Corporation without cause, by constructive discharge or upon his retirement with the consent of Corporation, and will be exercisable for a ten year term. As noted above, the amount of the special stock option award is consistent with the proposed amount as described in the joint proxy statement.

Replacement Equity Awards

The Corporation has also agreed to grant replacement equity awards, in the form of restricted share units and stock options, to the following Executives effective July 23, 2007: Robert P. Kelly, Chief Executive Officer; Thomas A. Renyi, Executive Chairman; Gerald L. Hassell, President; and Messrs. Elliott, Lamere, O’Hanley, Van Saun, Gibbons, Monks and Rogan. These replacement equity awards replace certain long-term incentive grants previously awarded to these Executives by MFC and BNY, which were either terminated in accordance with their original terms due to the Merger or which could not be earned pursuant to their original terms due to the truncation of performance periods for the individual corporations as a result of the Merger.

Replacement equity awards will be made to Messrs. Kelly, Elliott, Lamere and O’Hanley in the form of 19,167; 9,424; 4,359; and 5,399 restricted share units, respectively, and in the form of stock options representing 76,668; 37,696; 17,436; and 21,596 shares, respectively. Messrs. Kelly, Elliott and Lamere and O’Hanley were formerly executive officers of MFC. The replacement awards for these Executives will vest on December 31, 2008, contingent upon continued employment, subject to earlier vesting if the Executive’s employment is terminated without cause within three years following a change in control that occurs after the date of grant. The replacement restricted share unit awards for these Executives will also vest if the Executive’s employment terminates before December 31, 2008 (i) due to death, disability, or displacement, (ii) retirement, at age 55 with five years of service in the case of Messrs. Kelly, Lamere and O’Hanley, (iii) retirement with consent of the Corporation in the case of Mr. Elliott, (iv) a sale of the business unit by which the Executive is employed, or (v) in the case of Mr. Elliott, a constructive discharge or termination by the Corporation without cause. The term of each replacement stock option granted to these Executives is ten years. The exercise price of the replacement stock options granted to these Executives will be the fair market value of the Corporation’s common stock on the grant date, July 23, 2007.

Replacement equity awards will be made to Messrs. Renyi, Hassell, Van Saun, Gibbons, Monks and Rogan in four tranches. Messrs. Renyi, Hassell, Van Saun, Gibbons, Monks and Rogan were formerly executive officers of BNY. The first two tranches are based upon performance of BNY through June 30, 2007 for the performance cycle that was originally to end on December 31, 2007 and for the earned half of the performance cycle that was originally to end on December 31, 2008. The first tranche is estimated to be an award of 85,472; 53,208; 41,604; 24,340; 33,962; and 22,359 restricted share units, respectively, that vest on March 31, 2008, contingent upon continued employment, vesting earlier if the employment of any of these Executives is terminated without cause or for good reason or due to death or disability. The second tranche is estimated to be an award of 39,340; 24,481; 19,245; 11,179; 15,708; and 10,330 restricted share units, respectively, that vest on March 31, 2009, contingent upon continued employment, vesting earlier if the employment of any of these Executives is terminated without cause or for good reason or due to death or disability. The last two tranches are to replace the unearned half of the performance cycle that was originally to end on December 31, 2008. The third tranche is estimated to be an award of 14,363; 8,974; 7,005; 4,080; 5,743; and 3,774 restricted share units, respectively, that vest on March 31, 2009, contingent upon continued employment, vesting earlier if the employment of any of these Executives is terminated without cause or for good reason or due to death or disability. The fourth tranche is an award of stock options estimated to represent 57,452; 35,896; 28,020; 16,320; 22,972; and 15,096 shares, respectively, that vest on March 31, 2009, contingent upon continued employment, subject to earlier pro-rata vesting if the employment of any of these Executives is terminated without cause or for good reason or due to death or disability. Final replacement award numbers for the first two tranches will be determined based on actual performance of BNY through June 30, 2007.

The term of each replacement stock option granted to Messrs. Renyi, Hassell, Van Saun, Gibbons, Monks and Rogan is ten years. The exercise price of the replacement stock options granted to these Executives will be the fair market value of the Corporation’s stock on the grant date, July 23, 2007. All of the replacement stock options granted to these Executives will vest, and the restrictions applicable to replacement restricted share units awarded to these Executives will lapse, upon the occurrence of a change in control. If any of these Executives retires, their replacement stock options will also vest and the restrictions on their replacement restricted share units will lapse, either on a pro-rata basis or in full, depending upon the Executive’s attainment of certain specified ages. In addition, in the case of Messrs. Van Saun and Gibbons, their replacement stock option awards will fully vest if they exercise certain special termination rights under their Transition Agreements.

ITEM 5.03.	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On July 10, 2007, the Board of Directors of the Corporation amended and restated the By-Laws of the Corporation to reflect two changes: (1) Section 7 of Article Three and Section 5 of Article Five of the By-Laws were amended to reflect the change of the name of the committee of the Board formerly called the “Corporate Responsibility Committee” to the “Corporate Social Responsibility Committee”; and (2) Section 2 of Article Four of the By-Laws was amended to reflect that the Chief Compliance Officer of the Corporation does not report to the Chairman. A copy of the amended provisions of the By-Laws, marked to show the changes described above, is attached as Exhibit 3.1.

(d)	EXHIBITS.

Exhibit Number	Description
3.1	Provisions of The Bank of New York Mellon Corporation By-Laws as amended July 10, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The Bank of New York Mellon Corporation (Registrant)

Date: July 13, 2007	By:	/s/ BART R. SCHWARTZ
	Name:	Bart R. Schwartz
	Title:	Corporate Secretary